UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2006
CORILLIAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 0-29291

Oregon (State or other jurisdiction of incorporation or organization)	91-1795219 (I.R.S. Employer Identification No.)

3400 NW John Olsen Place Hillsboro, Oregon (Address of principal executive offices)	97124 (Zip Code)
Registrant’s telephone number, including area code: (503) 629-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
     On December 27, 2006, Corillian Corporation sublet a portion of its corporate headquarters. Under the sublease agreement, Corillian will receive approximately $657,000 in rent from the sublessor from February 1, 2007 through September 30, 2010. Pursuant to Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, and Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Corillian anticipates recognizing an aggregate charge of approximately $330,000, all of which will be recognized in the fourth quarter of 2006. The charge includes approximately $110,000 of remaining book value of the long-lived assets in the space Corillian has vacated and approximately $220,000 to account for the difference between the rental rates to be paid by the sublessee compared to the lease rental rates that Corillian pays. In addition, Corillian anticipates incurring approximately $100,000 of future cash expenditures as a result of vacating this space which will be capitalized as leasehold improvements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 4, 2007

CORILLIAN CORPORATION
By:	/s/ PAUL K. WILDE
Paul K. Wilde
Chief Financial Officer